UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported:) December 4, 2020

BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)

Delaware		001-31361	35-2089858
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
4131 ParkLake Ave., Suite 225
Raleigh	NC		27612
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2020, BioDelivery Sciences International, Inc. (the "Company"), entered into an amendment to the offer letter of Mary Theresa Coelho, the Company’s Chief Financial Officer and Treasurer (the “Coelho Amendment”), in order to, among other things, modify severance benefits that Ms. Coelho may be entitled to receive upon a termination of employment, as summarized below.

In the event Ms. Coelho’s employment is terminated by the Company without Cause, by Ms. Coelho for Good Reason or as a result of Ms. Coelho’s death or permanent disability, subject in each case to her signing and complying with a release agreement and the release agreement becoming effective, Ms. Coelho will be entitled to receive a lump sum cash payment equal to 100% of Ms. Coelho’s annual base salary then in effect plus her pro-rated target annual performance bonus for the then-current year. In the event Ms. Coelho’s employment is terminated by the Company without Cause or by Ms. Coelho for Good Reason within 12 months after a Change of Control, subject to her signing and complying with a release agreement and the release agreement becoming effective, Ms. Coelho will be entitled to (i) receive a lump sum cash payment equal to either (a) 150% of Ms. Coelho’s annual base salary then in effect if the termination is without Cause or (b) 100% of Ms. Coelho’s annual base salary then in effect if the termination is by Ms. Coelho for Good Reason, plus 100% of her target annual performance bonus for the then-current year and any bonus for the prior year which was earned but not yet paid, (ii) maintain any rights granted pursuant to any retirement, profit sharing and savings, healthcare, 401(k) and any other benefit plans sponsored by the Company and (iii) full acceleration of vesting of any of her unvested equity awards.

The terms “Cause,” “Good Reason” and “Change of Control” are each defined in Ms. Coelho’s offer letter, as amended. Except as modified by the Coelho Amendment, the other terms of Ms. Coelho’s offer letter remain in full force and effect.

The foregoing description of the Coelho Amendment is only a summary and is qualified in its entirety by reference to the full text of the Coelho Amendment, which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer